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                                                                    EXHIBIT 99.1
NEWS RELEASE

          TEMTEX INDUSTRIES, INC. ANNOUNCES ASSET SALE HEARING, OVERBID
                  DEADLINE, AND ENGAGEMENT OF FINANCIAL ADVISOR

RIVERSIDE,  CALIFORNIA  (SEPTEMBER  11, 2003) - Temtex  Industries,  Inc.  (Pink
Sheets: TMTX) today announced that on September 8, 2003, the United Stated Bankruptcy Court, Central Division of California, Riverside Division, approved the company's proposed asset sale procedures and the proposed sale of substantially all of its assets, including substantially all of the assets of its subsidiaries, to a new business enterprise comprised of three former members of the Board of Directors of Temtex. Temtex also announced that, with the approval of the Bankruptcy Court, it has engaged Capital Asset Advisors, LLC, to act as an investment banking and financial advisor to Temtex in relation to its proposed refinancing of the company's current bank financing provided by Frost Capital Group.

The proposal is subject to overbid and Temtex is actively seeking potential bidders. Any party wishing to bid for Temtex's assets must submit its proposal pursuant to the procedures approved by the Bankruptcy Court in advance of September 22, 2003. To obtain information on the requirements for bidding, please contact Mr. Richard Anderson, President & Chief Executive Officer, Temtex Industries, Inc., 1189 Iowa Avenue, Riverside, California 92507; (909) 779-6766;
(909) 779-6768 (facsimile).

The proposed value of the opening bid for Temtex's assets is between $4,913,474 and $5,056,974, which bid includes the payment of secured claims, assumption of certain liabilities and priority claims, and assumption of selected other obligations of the Company. Although the ultimate sale price may be higher, Temtex believes that it is highly unlikely that sufficient proceeds will be received to pay the approximately $10,000,000 in creditor claims, and, as such, Temtex believes that its outstanding stock is without value.

About the Company
-----------------
Temtex Industries, Inc., is a leading manufacturer and distributor of zero-clearance metal fireplace products and gas fireplace equipment, including vent-free gas logs. Its products are marketed to residential homeowners and home remodeling contractors. Temtex Industries is headquartered in Riverside, California, and its manufacturing facilities are located in Manchester, Tennessee and Mexicali, Mexico. The common stock of Temtex Industries, Inc. is traded on the OTC Bulletin Board under the symbol "TMTX". Investor relations information is available on the Temtex Industries web site at http://www.temcofireplaces.com.

Forward Looking Statements
--------------------------
This report contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the Company's current expectations  and  assumptions.  You should not place  undue  reliance  on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the Company's possible or assumed future operations, including, without limitation, statements about the Company's ability to sell its assets. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate" or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect actual results, which could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the Company's ability to sell assets as a going concern; uncertainty regarding court approval of the Company's asset sale motions and other motions made by it from time to time; risks associated with third parties seeking and obtaining court approval to convert the bankruptcy case to a chapter 7 case; the effect on the Company's net sales and cash flow of its decision to sell its assets; the Company's problems of operating with a history of losses and an accumulated deficit; potential liquidity problems since historically the Company has not been able to generate positive cash flow; the Company's requirement for additional capital and the likelihood that it may not be secured; the ability of the Company to maintain trade credit and contracts that are important to its operations; risks associated with collections on the Company's receivables; various other factors beyond the Company's control; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. All future written and oral forward-looking statements made by the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the Company's ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. For a more detailed discussion of risk factors, see the Company's most recent documents filed with the Securities and Exchange Commission.